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                                                                   EXHIBIT 23.02



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated August 9, 1999 included in this Form 8-K, with respect to R.P. Scherer Corporation for the year ended June 30, 1999, into the Company's previously filed Form S-3 Registration Statement (Registration Statement No. 333-24483), previously filed Form S-4 Registration Statement (Registration No. 333-74761) and previously filed Form S-8 Registration Statements (Registration Statement Nos. 33-20895, 33-38022, 33-52537, 33-38021,
33-52539, 33-42357, 33-52535, 33-64337, 333-72727, 333-91849, 33-63283-01,
333-01927-01, 333-11803-01, 333-21631-01, 333-21631-02, 333-30889-01,
333-56655-01, 333-71727, 333-68819-01, 333-90417, 333-90423, 333-90415 and
333-92841).


/s/ ARTHUR ANDERSEN LLP


Roseland, New Jersey
May 26, 2000